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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 23, 2005


                       PROTEIN POLYMER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                   0-19724                 33-0311631
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(State or other jurisdiction of    (Commission             (IRS Employer
 incorporation or organization)     File Number)          Identification No.)



 10655 Sorrento Valley Road, San Diego, California                   92121
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    Registrant's telephone number, including area code:        (858) 558-6064
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 23, 2005, Protein Polymer Technologies, Inc. (the "Company") entered into an Asset Purchase Option Agreement (the "Option Agreement"), dated as of the same date, by and between the Company and Surgica Corporation ("Surgica") pursuant to which the Company is granted a one-year option (and a one-year option extension) to acquire substantially all of Surgica's assets in exchange for two million (2,000,000) shares of the Company's Common Stock (the "Shares") and a potential future incentive issuance of additional Company Common Stock (the "Earnout Shares") based on the future sales performance of Surgica's products during the first quarter of 2007. The Shares and the Earnout Shares are sometimes referred to herein individually and collectively as the "Securities". The full text of the Option Agreement is included as Exhibit 10.1 to this Report.

         The closing of the Option Agreement (the "Option Closing") is subject to certain conditions precedent, but is scheduled to close no later than December 17, 2005. Concurrently with the Option Closing, if at all, and pursuant to the Option Agreement's terms, the Company and Surgica will enter into a License Agreement and Supply and Services Agreement, pursuant to which the Company will acquire exclusive rights to Surgica's technology and products. The Company's obligation to the Option Closing is subject to the execution of a number of other agreements: (i) the consent of AngioDynamics, Inc. for the assignment by Surgica to the Company of all of Surgica's rights and obligations under the Distributor Agreement, dated as of June 28, 2002, by and between Surgica and AngioDynamics, Inc.; (ii) a voting agreement (and proxy) between the Company and Louis R. Matson; (iii) an employment agreement between Surgica and Louis R. Matson to expire no later than December 31, 2007; and (iv) a side letter agreement between the Company and Louis R. Matson pursuant to which Louis
R. Matson represents and warrants that, to his actual knowledge, each of the representations and warranties of Surgica set forth in the Option Agreement is true and correct at and as of the date the Option Agreement was executed.

         The following is a brief summary of the transaction. This summary is qualified in its entirety by reference to the full text of the Option Agreement, which is attached hereto as Exhibit 10.1 to this Report, and any reports, definitive proxy statements or information statements filed subsequent to this Report by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed with the Securities Exchange Commission that relate to the transaction.

     Asset Purchase Option Agreement
    --------------------------------

         Under the terms of the Option Agreement, the Company will have the right to acquire substantially all of the assets of Surgica for (i) the Shares, and (ii) the Earnout Shares, if any, based on the future sales performance of Surgica's products during the first quarter of 2007. The number of Earnout



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Shares, if any, will be based in part on the price per share of the Company's
Common Stock based on the 90 day prior average price of the Company's Common Stock as of April 1, 2007 (the "Trailing Average Price"). The option will be effective as of the Option Closing and will be exercisable, at the sole discretion of the Company, for a term of up to two (2) years. The Option Closing is subject to a number of conditions precedent, including approval of the Option Agreement by a majority of the holders Surgica's common stock and preferred stock voting as a single class, with the preferred voting on an "as converted" basis. If and when Surgica is given notice of the Company's intent to exercise the option, the exercise of the option itself will be subject to approval by Surgica's stockholders.

     License Agreement and Supply and Services Agreement
     ---------------------------------------------------

         Concurrently with the Option Closing, the Company and Surgica will enter into a License Agreement and Supply and Services Agreement. Under the terms of the License Agreement, the Company will acquire exclusive rights to Surgica's three embolization products, one issued patent, and technical and market know-how in return for (i) the assumption of up to approximately $650,000.00 of certain Surgica liabilities and (ii) a cash payment(s) to Surgica of up to approximately $400,000.00. Under the terms of the Supply and Services Agreement, Surgica will be obligated to provide its goods and services, including further product development, in exchange for (i) operating payments to Surgica and (ii) a royalty of twenty-five percent (25%) of net profits, if any, on revenues generated by the sale of Surgica products.

     Employment Agreement
     ---------------------

         Under the terms of the Option Agreement, one closing condition to the Company's obligation to the Option Closing is that Louis R. Matson and Surgica enter into an Employment Agreement that provides, among other things, that Louis
R. Matson (i) retain the title of President of Surgica; (ii) be paid a specified base salary; and (iii) be employed until December 31, 2007, unless terminated prior to such date. It is currently contemplated that this the Employment Agreement will be assumed by the Company or a wholly-owned subsidiary of the Company if and when the Company exercises the option.

     Voting Agreement and Proxy
     ---------------------------

         Under the terms of the Option Agreement, one closing condition to the Company's obligation to the Option Closing is that the Company and Louis R. Matson enter into a Voting Agreement pursuant to which Louis R. Matson agrees to vote all shares of Surgica that he may own (i) in favor of the adoption of the Option Agreement and the grant of the option contemplated thereby; (ii) in favor



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of adoption of the Asset Purchase Agreement and approval of the acquisition contemplated thereby, but only to the extent that the option is exercised by the Company; (iii) against any proposal for any acquisition transaction, other than the acquisition, between Surgica and any person other than the Company and/or a wholly-owned subsidiary of the Company; and (iv) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Surgica under the Option Agreement or Asset Purchase Agreement or which would result in any of the conditions to the consummation of the effectiveness of the option under the Option Agreement or the acquisition under the Asset Purchase Agreement not being fulfilled. Concurrently with the execution of the Voting Agreement, and pursuant to the Voting Agreement's terms, Louis R. Matson agrees to deliver to the Company an irrevocable proxy appointing the Company as the sole and exclusive attorney and proxy of Louis R. Matson, with full power of substitution and resubstitution, to vote and exercise all voting and related rights with respect to all shares of Surgica that he may own in accordance with (ii), (iii), and
(iv) above.

     Asset Purchase Agreement
     ------------------------

         Pursuant to the terms of the Option Agreement, upon the Option Closing, the Company will have up to two (2) years to exercise an option to purchase substantially all of the assets of Surgica in exchange for the Shares and the Earnout Shares, if any, by entering into, and causing a to-be-formed, wholly-owned subsidiary of the Company to enter into, a definitive Asset Purchase Agreement with Surgica which will be subject to a number of conditions precedent, including approval by Surgica's stockholders.

         Pursuant to the terms of the Asset Purchase Agreement, the Securities shall constitute "restricted securities" as that term is defined in Section 144(a)(3) of the Securities Act of 1933, as amended, and shall be restricted as to their resale for a period of at least one hundred eighty (180) days from the date the Asset Purchase Agreement is executed.

         The Earnout Shares, if any, will be equal to the aggregate amount of
(i) the "Common Stock Equivalent A", defined below, for every $1.00 in annualized first quarter revenue for the first (1st) quarter of 2007 derived from the operations to be transferred from Surgica to the Company (the "Annualized First Quarter Revenue") up to, and including, $2,000,000.00 plus
(ii) the "Common Stock Equivalent B", defined below, for every $1.00 in Annualized First Quarter Revenue in excess of $2,000,000.00. Common Stock Equivalent A means the number of shares of the Company's Common Stock equal to the quotient of (i) $0.50 divided by (ii) the Trailing Average Price. Common Stock Equivalent B means the number of shares of the Company's Common Stock equal to the quotient of (i) $1.00 divided by (ii) the Trailing Average Price. The Earnout Shares will be issued, if at all, only if the average sales per quarter from the operations to be transferred from Surgica to the Company for the first (1st) and second (2nd) quarters of 2007 are equal to or greater than a predetermined set amount.


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         Each of the Option Agreement, License Agreement, Supply and Services
Agreement and Asset Purchase Agreement contain representations and warranties by the Company and Surgica customary for transactions of this type.

         On November 28, 2005, the Company issued a press release, in the form attached to this Current Report on Form 8-K as Exhibit 99.1, that describes the above-mentioned arrangements.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)    Exhibits.

            10.1 Asset Purchase Option Agreement, dated as of November 23, 2005, by and between Protein Polymer Technologies, Inc. and Surgica Corporation.

            99.1 Press Release of Protein Polymer Technologies, Inc. dated as of November 28, 2005.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       PROTEIN POLYMER TECHNOLOGIES, INC.,
                       a Delaware corporation


Date: November 29, 2005              By: /s/ J. Thomas Parmeter
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                                          J. Thomas Parmeter
                                          Chairman of the Board


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                                  EXHIBIT INDEX

Exhibit No.      Description
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 10.1             Asset Purchase Option Agreement, dated as of November 23,
                  2005, by and between Protein Polymer Technologies, Inc. and Surgica Corporation.


 99.1              Press Release of Protein Polymer Technologies, Inc. dated as of November 28, 2005.